ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES

    EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the Registration Statements No. 33-20529, 33-31623, 33-48091 and 33-61803 on Form S-8 pertaining to the
    1987 Stock Option Plan, the 1988 Stock Option Plan, the 1991 Stock Option Plan and the 1995 Non-Employee Director Stock Option Plan, respectively, of One Price Clothing Stores, Inc. of our report dated March 7, 2000 appearing in this Form 10-K of One Price Clothing Stores, Inc. for the year ended January 29, 2000.

    DELOITTE & TOUCHE LLP
    Greenville, South Carolina
    April 26, 2000